Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 Amendment No. 1 of OMNIQ Corp. of our report dated March 31, 2021, relating to our audits of the December 31, 2020 and 2019 consolidated financial statements of OMNIQ Corp., which are appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Haynie & Company
Salt Lake City, Utah
August 18, 2021